77Q1(a)

Amended and Restated By-Laws of JPMorgan Insurance Trust, dated August 20, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 28, 2014 (Accession Number 0001193125-14-385015).

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

ARTICLES SUPPLEMENTARY

To the State Department of Assessments and Taxation
State of Maryland

J.P. Morgan Fleming Mutual Fund Group, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation
of Maryland that:FIRST:  Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 862,500,000 shares of the Mid Cap Value Fund, $.001 par value per share, classified as follows:
Name of Series Name of Class Authorized Shares
Mid Cap Value Fund Class A 212,500,000
Mid Cap Value Fund Class B 12,500,000
Mid Cap Value Fund Class C 112,500,000
Mid Cap Value Fund Institutional Class 262,500,000
Mid Cap Value Fund Select Class 162,500,000
Mid Cap Value Fund Class R2 100,000,000

SECOND:  Pursuant to these Articles Supplementary, the Corporation shall have the authority to issue 862,500,000 shares of Mid Cap Value Fund, $.001 par value per share, which shall be classified as follows:
Name of Series Name of Class Authorized Shares
Mid Cap Value Fund Class A 212,500,000
Mid Cap Value Fund Class B 12,500,000
Mid Cap Value Fund Class C 112,500,000
Mid Cap Value Fund Institutional Class 342,500,000
Mid Cap Value Fund Select Class 132,500,000
Mid Cap Value Fund Class R2 50,000,000

THIRD: The total number of shares of stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law (the “MGCL”).  The shares aforesaid have been duly classified or reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.
FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 19th day of December, 2014.

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

By: /s/ Robert L. Young
Robert L. Young
President

ATTEST:

/s/  Elizabeth A. Davin

Elizabeth A. Davin
Assistant Secretary

Elizabeth A. Davin
Assistant Secretary